EXHIBIT 5.1

            BERMAN WOLFE RENNERT VOGEL & MANDLER, P.A.
                     ATTORNEYS AND COUNSELORS
             NATIONSBANK TOWER AT INTERNATIONAL PLACE
              100 SOUTHEAST SECOND STREET, SUITE 3500
                     MIAMI, FLORIDA 33131-2130

CHARLES J. RENNERT                                          PHONE (305) 577-4177
                                                              FAX (305) 373-6036



                                 August 30, 1999



Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd., Suite 501
Hallandale, Florida 33009

Gentlemen:

         You have requested our opinion, as counsel to Advanced Viral Research Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-70523, as amended (the "Registration Statement"), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to an offering of up to 89,912,993 shares (the "Shares") of the common stock of the Company, par value $0.00001 per share, by certain shareholders, which include:

         (i) 6,769,128 shares of common stock held by certain shareholders;

         (ii) 20,833,333 shares of the Company's common stock issuable upon the conversion of a convertible debenture issued in November 1998 (the "1998 Debenture"), which number of shares is subject to adjustment and could be materially less or more, depending upon factors that cannot be predicted at this time, including, among others, the future market price of the Company's common stock;

         (ii) 26,666,667 shares of the Company's common stock issuable upon the conversion of a convertible debenture issued in August 1999 (the "1999 Debenture"), which number of shares is subject to adjustment and could be materially less or more, depending upon factors that cannot be predicted at this time, including, among others, the future market price of the Company's common stock;

         (iii) 7,378,450 shares of the Company's common stock issuable upon the exercise of certain warrants (the "Warrants"); and

         (iii) 28,265,415 shares of the Company's common stock issuable upon the exercise of certain stock options (the "Options").

         We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         Based upon and subject to the foregoing, we are of the opinion that, after the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Shares covered by the Registration Statement, upon receipt of payment therefor and the satisfaction of all other conditions as referenced in the 1998 Debenture, the 1999 Debenture, the Warrants, the Options and all agreements relating thereto, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "LEGAL MATTERS." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Respectfully submitted,


                                 /s/ BERMAN WOLFE RENNERT VOGEL & MANDLER, P.A.
                                 ----------------------------------------------
                                 BERMAN WOLFE & RENNERT VOGEL & MANDLER, P.A.